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                                                                   Exhibit 12(a)
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Independent Auditors Consent


The Board of  Trustees
Wells Fargo Funds Trust:

We consent to the use of our reports dated November 18, 1999 and July 16, 1999 for the Norwest Advantage Funds (predecessor funds to funds within the Wells Fargo Funds Trust), incorporated herein by reference, and the reference to our firm under the heading "EXHIBIT C-PRINCIPAL SERVICE PROVIDERS" in Part A of the combined proxy/registration statement being filed on From N-14.


/s/ KPMG LLP
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KPMG LLP

San Francisco, California
May 31, 2000